EXECUTION VERSION

LEXINGTON REALTY TRUST,

as Issuer,

CERTAIN SUBSIDIARIES OF LEXINGTON REALTY TRUST,

as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of May 9, 2014

PROVIDING FOR THE ISSUANCE OF

SENIOR DEBT SECURITIES

Table of Contents*

*	This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	7.09
310(b)	7.08
7.10
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	5.01
5.02(a)
312(b)	5.02(c)
312(c)	5.02(d)
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(a)
5.04(b)
313(d)	5.04(c)
314(a)	5.03
13.12
314(b)	Inapplicable
314(c)	13.07(a)
314(d)	Inapplicable
314(e)	13.07(b)
314(f)	Inapplicable
315(a)	7.01(a)
7.01(b)
315(b)	7.14
315(c)	7.01(a)
315(d)	7.01(b)
315(e)	6.07
316(a)	6.06
8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.09

*       This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE

INDENTURE, dated as of May 9, 2014, among LEXINGTON REALTY TRUST, a Maryland real estate investment trust (the “Issuer”), CERTAIN SUBSIDIARIES OF THE ISSUER SIGNATORIES HERETO (including subsidiaries of the Issuer subsequently becoming guarantors, and excluding subsidiaries that are released from their Guarantee (as defined herein) pursuant to the terms hereof, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee hereunder (the “Trustee”), having its Corporate Trust Office as of the date hereof at 100 Wall Street, Suite 1600, New York, New York 10005.

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Issuer has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

Article I.

DEFINITIONS

Section 1.01         Definitions of Terms.

The terms defined in this Section (except as in this Indenture or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference in such Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 16.11.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification.

“Board of Trustees” means the Board of Trustees of the Issuer or any duly authorized committee of such Board.

“Business Day” means, with respect to any series of Securities, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law, executive order or regulation to close.

“Certificate” means a certificate signed by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer. The Certificate need not comply with the provisions of Section 16.03.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at the address set forth in Section 16.03 hereof.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

2

“Defaulted Interest” has the meaning set forth in Section 2.03.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof and issued in accordance with Section 2.05 hereof, substantially in the form of an exhibit to an indenture supplemental hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to Securities of any series for which the Issuer shall determine that such Securities will be issued as a Global Security, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Securities. Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” means, with respect to Securities of a particular series, any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guarantee” means the full and unconditional guarantee provided by the Guarantors in respect of a series of Securities as made applicable to such Securities in accordance with the provisions of Sections 2.01 and 15.01 hereof.

“Guarantor” means (i) each Subsidiary of the Issuer on the date hereof that is a Principal Credit Agreement Obligor and (ii) each other Subsidiary that becomes a Principal Credit Agreement Obligor by the terms of this Indenture after the date hereof, in each case, until such Person is no longer a Principal Credit Agreement Obligor and is released from its Guarantee of the Securities in accordance with the terms hereof.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“herein”, “hereof” and “hereunder” , and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

3

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities.

“Interest Payment Date” , when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issuer” means the real estate investment trust named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“Material Subsidiary” means any Subsidiary that meets either of the following conditions: (1) the Issuer’s and its Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of the Issuer’s and its Subsidiaries’ total assets consolidated (determined in accordance with United States generally accepted accounting principles) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act; or (2) the Issuer’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the Issuer’s and its Subsidiaries’ total assets consolidated (determined in accordance with United States generally accepted accounting principles) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act.

“Officer” means, with respect to any Person, any person holding any of the following positions with such Person, in the case of a Person that is a partnership, the general partner of such Person, or, in the case of a Person that is a limited liability company, the manager of such Person: the Chairman of the Board of Trustees, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.

“Officers’ Certificate” means a certificate signed by two of the following officers: the President, any Senior Vice President, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 16.05, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Issuer, if any, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 16.05, if and to the extent required by the provisions thereof.

4

“Outstanding” , when used with reference to Securities of any series, means, subject to the provisions of Section 8.04, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Government Securities in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint-venture, joint-stock company, limited liability company, association, trust, unincorporated organization, any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of February 12, 2013, among the Issuer, Lepercq Corporate Income Fund L.P. as borrower, each of the lenders party thereto, and KeyBank National Association, as agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Issuer in good faith designates to be the Issuer’s principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Issuer deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officers’ Certificate delivered to the Trustee.

“Principal Credit Agreement Obligor” means every Subsidiary of the Issuer that is a borrower or guarantor under the Principal Credit Agreement from time to time; provided that, to the extent that any or all of such Subsidiaries cease to be borrowers or guarantors under the Principal Credit Agreement, such Subsidiaries shall cease to be Principal Credit Agreement Obligors.

5

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof and with the terms established for such series pursuant to Section 2.01 hereof.

“Redemption Price” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the price fixed for such redemption in accordance with the provisions of Section 3.01 hereof and with the terms established for such series pursuant to Section 2.01 hereof.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Securities” means the debt Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securityholder”, “Holder of Securities”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Issuer kept for that purpose in accordance with the terms of this Indenture.

“Security Register” and “Security Registrar” shall have the meanings set forth in Section 2.05.

“Subsidiary” means, with respect to the Issuer, any Person (as defined herein but excluding an individual) a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more other Subsidiaries of the Issuer. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association, acting not in its individual capacity but solely as Trustee under the Indenture, and subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

6

“Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Article II.

ISSUE, DESCRIPTION, TERMS, EXECUTION

REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01         Designation and Terms of Securities.

(a)          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution of the Issuer, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto:

(1)         the title of the Security of the series (which shall distinguish the Securities of the series from all other Securities);

(2)         any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

(3)         the date or dates on which the principal of the Securities of the series is payable, any original issue discount that may apply to the Securities of that series upon their issuance, the principal amount due at maturity, and the place(s) of payment;

(4)         the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(5)         the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

(6)         the right, if any, to extend the interest payment periods and the duration of such extension;

(7)         the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

7

(8)         the obligation, if any, of the Issuer to redeem or purchase Securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)         the form of the Securities of the series including the form of the Certificate of Authentication for such series;

(10)        if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

(11)        any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the Securities of that series and any security for the obligations of the Issuer with respect to such Securities) with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that series;

(12)        whether the Securities are issuable as a Global Security and, in such case, the identity for the Depositary for such series;

(13)        whether the Securities will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of the Issuer or any other Person and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at the Issuer’s option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

(14)        if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(15)        any additional or different Events of Default or restrictive covenants (which may include, among other restrictions, restrictions on the Issuer’s ability or the ability of the Issuer’s Subsidiaries to: incur additional indebtedness; issue additional securities; create liens; pay dividends or make distributions in respect of the capital stock of the Issuer or the Issuer’s Subsidiaries; redeem capital stock; place restrictions on the Issuer’s Subsidiaries’ ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders or affiliates; issue or sell stock of the Issuer’s Subsidiaries; or effect a consolidation or merger) or financial covenants (which may include, among other financial covenants, financial covenants that require the Issuer and its Subsidiaries to maintain specified interest coverage, fixed charge, leverage, cash flow-based, asset-based or other financial ratios) provided for with respect to the Securities of the series;

8

(16)        if other than dollars, the coin or currency in which the Securities of the series are denominated (including, but not limited to, foreign currency);

(17)        the terms and conditions, if any, upon which the Issuer shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the Securities of the series to any Securityholder that is not a “United States person” for federal tax purposes;

(18)        if applicable, the terms of any mortgage, pledge or security that will be provided for a series of Securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

(19)        if applicable, the terms of any guaranties for the Securities and any circumstances under which there may be additional obligors on the Securities; and

(20)        any restrictions on transfer, sale or assignment of the Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. Unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Issuer setting forth the terms of the series.

Section 2.02         Form of Securities and Trustee’s Certificate.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be in substantially the forms set forth under this Article II, or in such other form as shall be established by or pursuant to one or more indentures supplemental hereto or as provided in a Board Resolution of the Issuer and as set forth in an Officers’ Certificate of the Issuer and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

9

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b) hereof, all of the Securities will be represented by one or more Global Security. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b) hereof, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Section 2.03         Denominations; Provisions for Payment.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, the Securities shall be issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof (unless otherwise set forth in a supplemental indenture). Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Security attached as an exhibit to an indenture supplemental hereto. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Securities (or its Predecessor Security) is registered on the Security Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes in New York, New York, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Securities in certificated form by wire transfer of immediately available funds to the account specified by the Securityholder or if no such account is specified, by check mailed to the registered address of the Person entitled thereto as it appears in the Security Register on the Record Date (whether or not a Business Day), or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any Interest Payment Date shall be determined in accordance with Section 2.01 hereof.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the Securityholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or clause (2) below:

10

(1)         The Issuer may elect to make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment (which shall be not less than ten (10) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of moneys equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such moneys when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than ten (10) calendar days and not less than five (5) calendar days prior to the date of the proposed payment, and not less than five (5) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed (or sent by electronic transmission), first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names of such Securities (or their respective Predecessor Securities) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)         The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonably practicable by the Trustee.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term “Record Date” as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

11

Section 2.04         Execution and Authentications.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, the Securities shall be signed, in the name and on behalf of the Issuer, manually or by facsimile or other electronic imaging means by an Officer of the Issuer. The Trustee will, upon receipt of an Authentication Order, authenticate such Securities for issue under this Indenture as amended by any supplemental indenture.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Security attached as an exhibit to an indenture supplemental hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11 hereof), shall be entitled to the benefits of this Indenture as amended by any supplemental indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any such Security executed by the Issuer shall be conclusive evidence that such Security so authenticated has been duly authenticated and delivered hereunder and that the Securityholder is entitled to the benefits of this Indenture as amended by any supplemental indenture.

In case any Officer of the Issuer who shall have signed any of the Securities shall cease to be such Officer of the Issuer before such Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such Officer of the Issuer, and any such Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper Officers of the Issuer, although at the date of the execution of this Indenture as amended by any supplemental indenture any such person was not such an Officer of the Issuer.

Section 2.05         Registration of Transfer and Exchange.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture:

(a)                          Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Issuer for Definitive Securities if:

(1)         the Depositary (a) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Securities or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary;

(2)         the Issuer, at its option, notifies the Trustee in writing that the Issuer elects to cause the issuance of the Definitive Securities; or

12

(3)         upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.07 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.05 or Section 2.06 or 2.07 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.05.

(b)                          Transfer and Exchange of Beneficial Interests in the Global Security. The transfer and exchange of beneficial interests in the Global Security will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. The transferor of beneficial interest must deliver to the Security Registrar either:

(1)         both:

(A)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(2)         both:

(A)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)         instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.05(h) hereof.

13

(c)                         Transfer or Exchange of Beneficial Interests for Definitive Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.05(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Security to the Persons in whose names such Securities are so registered.

(d)                         Transfer and Exchange of Definitive Securities for Beneficial Interests. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected at a time when a Global Security has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)                         Transfer and Exchange of Definitive Securities for Definitive Securities. A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(f)                         Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

14

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                         The Issuer will maintain an office or agency where any series of Securities may be presented for registration of transfer or for exchange (“Securities Registrar”) and an office or agency where any such Securities may be presented for payment (“Paying Agent”). The Securities Registrar will keep a register of such Securities and of their transfer and exchange (the “Security Register”). The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Security Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Security Registrar without notice to any Securityholder. The Issuer will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Security Registrar.

The Issuer initially appoints the DTC to act as Depositary with respect to any series of Securities.

The Issuer initially appoints the Trustee to act as the Security Registrar and Paying Agent and to act as Custodian with respect to any series of Global Securities.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Securities, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or its Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Securities.

15

(h)                         At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.08 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of any such Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                           General Provisions Relating to Transfers and Exchanges

(1)         To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Security Registrar’s request.

(2)         No service charge will be made to a Securityholder of a beneficial interest in a Global Security or to a Securityholder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 3.03 and 9.04 hereof).

(3)         The Security Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(4)         All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as amended by any supplemental indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)         Neither the Security Registrar nor the Issuer will be required:

(i)          to issue, register the transfer of or to exchange any Security during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for redemption and ending at the close of business on the day of such mailing; or

16

(ii)         to register the transfer or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(6)         Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)         The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.04 hereof.

(8)         All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic imaging means.

(9)         The Trustee shall have no responsibility or obligation to any Participants, Indirect Participants or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Participants, Indirect Participants or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities shall be given or made only to or upon the order of the registered Securityholders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants.

(j)                           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture as amended by any supplemental indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

17

Section 2.06         Temporary Securities.

Pending the preparation of definitive Securities of any series in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Securities (printed or lithographed) of any authorized denomination. Such temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer. Every such temporary Security shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent, such Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 hereof and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as amended by any supplemental indenture as Securities in certificated form authenticated and delivered hereunder.

Section 2.07         Mutilated, Destroyed, Lost or Stolen Securities.

In case any Security shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substituted Security shall furnish to the Issuer on behalf of the Issuer and the Guarantors and to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer on behalf of the Issuer and the Guarantors, and to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Security and make available for delivery such Security. Upon the issuance of any substituted Security, the Issuer and the Guarantors may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of, as the case may be, if the applicant for such payment shall furnish to the Issuer on behalf of the Issuer and the Guarantors, and to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

18

Every substitute Security issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder. To the extent permitted by law, all Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption of negotiable instruments or other securities without their surrender.

Section 2.08         Cancellation.

All Securities surrendered for the purpose of payment, redemption or registration of transfer or exchange shall, if surrendered to the Issuer or any Paying Agent, which shall initially be the Trustee, or any Security Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Securities in accordance with its customary procedures, with copies of such cancelled Securities and related documentation provided to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.09         CUSIP Numbers.

The Issuer in issuing Securities of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

Article III.

REDEMPTION OF SECURITIES AND

SINKING FUND PROVISIONS

Section 3.01         Redemption.

The Issuer may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

19

Section 3.02         Notice of Redemption.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture:

(a)          In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of Securities of any series pursuant to Section 3.01 hereof, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed (or sent by electronic transmission), the Trustee in the name of and at the expense of the Issuer, shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of such Securities so to be redeemed in whole or in part at its last address as the same appears on the Security Register; provided, that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail (unless sent by electronic transmission). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

(b)          Each such notice of redemption shall specify: (i) the aggregate principal amount of such Securities to be redeemed, (ii) the CUSIP number or numbers, if any, of such Securities being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which such Securities are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Securities and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all Securities of any series are to be redeemed, the notice of redemption shall identify such Securities to be redeemed (including CUSIP numbers, if any). In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

(c)          Whenever any Securities of any series are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of such Securities to be redeemed not fewer than thirty-five (35) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

20

(d)          On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 hereof) an amount of moneys in immediately available funds sufficient to redeem on the Redemption Date all such Securities (or portions thereof) so called for redemption at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.

(e)          If less than all of the outstanding Securities of any series are to be redeemed, the Trustee shall select such Securities or portions thereof of the Global Security or the Securities in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a pro rata basis or such other method the Trustee deems fair and appropriate or is required by the Depositary. Such Securities (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03         Payment Upon Redemption.

(a)          If notice of redemption has been given as provided in Section 3.02 hereof, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Securities at the Redemption Price, so long as Paying Agent holds funds sufficient to pay the Redemption Price of the Securities to be redeemed on the Redemption Date, then (a) such Securities will cease to be outstanding on and after the Redemption Date, (b) interest on the Securities or portion of Securities so called for redemption shall cease to accrue on and after the Redemption Date, (c) after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) and, except as provided in Section 7.05 and Section 11.03 hereof, such Securities will cease to be entitled to any benefit or security under this Indenture, and (d) the Holders of the Securities shall have no right in respect of such Securities except the right to receive the Redemption Price thereof. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(b)          Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

Section 3.04         Sinking Fund.

The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series or any supplemental indenture.

21

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 3.05         Satisfaction of Sinking Fund Payments with Securities.

The Issuer (i) may deliver outstanding Securities of a series (other than any Securities previously called for redemption) and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.06         Redemption of Securities for Sinking Fund.

Not less than 35 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officers’ Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and a notice of the redemption thereof (in the form provided by the Issuer) to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

Article IV.

CERTAIN COVENANTS

Section 4.01         Payment of Principal, Premium and Interest.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), and premium, if any, and interest on each of the Securities of any series at the places, at the respective times and in the manner provided herein and in such Securities; provided, that the Issuer or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article III hereof, maturity or otherwise, any amounts the Issuer or Paying Agent is required to withhold by law.

22

Section 4.02         Maintenance of Office or Agency.

The Issuer will maintain an office or agency, where each series of Securities may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Issuer in respect of such Securities and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where any series of Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, the Issuer hereby initially designates the Trustee as Paying Agent, Security Registrar and Custodian, and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Security Registrar, the Trustee agrees to mail (or send by electronic transmission), or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11 hereof. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Issuer and the Holders of Securities it can identify from its records.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Paying Agents.

(a)          If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

23

(1)         that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on Securities of any series (whether such sums have been paid to it by the Issuer or by any other obligor on such Securities) in trust for the benefit of the Holders of such Securities;

(2)         that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on such Securities) to make any payment of the principal of and premium, if any, or interest on such Securities when the same shall be due and payable; and

(3)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on such Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a m. New York City time, on such date.

(b)          If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on such Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.03 and Section 11.04 hereof.

(e)          The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

24

Section 4.05         Existence. Subject to Article X hereof, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that neither the Issuer nor any Guarantor shall not be required to preserve any such right or franchise if the Board of Trustees of the Issuer, as applicable, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or any Guarantor.

Section 4.06         Compliance Certificate

(a)          Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer shall deliver to the Trustee a certificate signed by any Officers of the Issuer stating whether or not the signer has knowledge of any Default under this Indenture, and, if so, specifying each Default and the nature and the status thereof.

(b)          The Issuer will deliver to the Trustee, within thirty (30) calendar days of becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture as amended by any supplemental indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

(c)          Any notice required to be given under this Section 4.06 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Article V.

SECURITYHOLDERS’ LISTS AND REPORTS

BY THE ISSUER AND THE TRUSTEE

Section 5.01         Issuer to Furnish Trustee Names and Addresses of Securityholders.

The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each record date, beginning with the first record date, for each series of Securities, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Securityholders of a series of Securities as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Security Registrar for such series of Securities.

Section 5.02         Preservation of Information; Communications with Securityholders.

(a)          The Security Registrar for each series of Securities shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of such Securities contained in the most recent list furnished to it as provided in Section 5.01 hereof or maintained by the Trustee in its capacity as Security Registrar or co-registrar in respect of such Securities, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 hereof upon receipt of a new list so furnished.

25

(b)          The rights of Securityholders to communicate with other Holders of Securities of the same series with respect to their rights under this Indenture or under such Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)          Every Securityholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Securities made pursuant to the Trust Indenture Act

Section 5.03         Reports by the Trustee.

(a)          On or before June 15 of each year, the Trustee shall transmit to Holders of Securities such reports dated as of June 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b)          A copy of any such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any series of Securities are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing if any series of Securities are listed on any stock exchange or automated quotation system or delisted therefrom, and in the absence of such notice, the Trustee shall have no responsibility to make any such filing.

Section 5.04         Provision of Financial Information.

(a)          So long as any of the Securities remain outstanding, the Issuer shall, within 15 days of filing with the Commission, file with the Trustee for each series of Securities copies of all annual reports, quarterly reports and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Issuer is not subject to the requirements of such Section 13 or 15(d), the Issuer shall nevertheless continue to (1) file such reports and other documents with the Commission (unless the Commission will not accept such filings) on or prior to the respective dates (the "Required Filing Dates") by which the Issuer, would have been required so to file such documents if it were so subject, (2) within 15 days of the Required Filing Dates, (A) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (B) file with the Trustee for each series of Securities copies of such reports and other documents and (3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such reports and other documents to any prospective Holder.

26

(b)          The Issuer shall also file with the Trustee for each series of Securities, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

(c)          Reports, information and documents filed with the Commission via the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") will be deemed to be delivered to the Trustee and the Holders as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR and it being understood that the Trustee has no liability or responsibility for the timeliness or content of any such report.

(d)          Delivery of such reports, information and documents to the Trustee shall be for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Article VI.

REMEDIES OF THE TRUSTEE AND
SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01         Events of Default.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, in case one or more of the following (each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)          default for thirty (30) days in the payment of any installment of interest under any Security; or

(b)          default in the payment of the principal amount or Redemption Price due with respect to any Securities, when the same becomes due and payable; or

(c)          the Issuer or any Guarantor fails to comply with any of the Issuer’s or such Guarantor’s other agreements contained in the Securities or this Indenture upon receipt by the Issuer of notice of such default from the Trustee or from Holders of not less than twenty five percent (25%) in aggregate principal amount of the series of Securities then outstanding and the Issuer or such Guarantor fails to cure (or obtain a waiver of) such default within sixty (60) days after the Issuer receives such notice; or

27

(d)          the Guarantee of any Guarantor required to guarantee the Securities ceases to be in full force and effect or such Guarantor denies or disaffirms in writing its obligations under the Indenture or its Guarantee; or

(e)          failure to pay any recourse indebtedness for money borrowed by the Issuer or any Subsidiary of the Issuer in an outstanding principal amount in excess of $35,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least twenty-five percent (25%) in principal amount of the outstanding series of Securities); or

(f)          the Issuer or any of its Material Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(A)         commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any of its Material Subsidiaries or their debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any of its Material Subsidiaries or any substantial part of the property of the Issuer or any of its Material Subsidiaries; or

(B)         consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer or any of its Material Subsidiaries; or

(C)         consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)         makes a general assignment for the benefit of creditors; or

(g)          an involuntary case or other proceeding shall be commenced against the Issuer or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to the Issuer or any of its Material Subsidiaries or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any of its Material Subsidiaries or any substantial part of the property of the Issuer or any of its Material Subsidiaries, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(h)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

28

(A)         is for relief against the Issuer or any of its Material Subsidiaries in an involuntary case or proceeding; or

(B)         appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any of its Material Subsidiaries or any substantial part of the property of the Issuer or any of its Material Subsidiaries; or

(C)         orders the liquidation of the Issuer or any of its Material Subsidiaries;

and, in each case in this clause (h), the order or decree remains unstayed and in effect for thirty (30) calendar days,

then, in each and every such case (other than an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof with respect to the Issuer), unless the principal of each series of Securities shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of such Securities then outstanding, by notice in writing to the Issuer (and to the Trustee if given by such Securityholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all such Securities to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof occurs with respect to the Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all such Securities shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on such Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of such Securities then outstanding on behalf of the Holders of all of such Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.09 hereof, if all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, within thirty (30) calendar days of upon becoming aware thereof, of any Event of Default, as provided in Section 4.06 hereof.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantors, the Holders of Securities, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantors, the Holders of Securities, and the Trustee shall continue as though no such proceeding had been taken.

29

Section 6.02         Payments of Securities on Default; Suit Therefor.

The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b) hereof, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Securities, (i) the whole amount that then shall be due and payable on all such Securities for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Securities, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee hereunder. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Securities to the registered Holders of the Securities, whether or not the Securities are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Securities and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Securities under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02 hereof, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Securities, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Securities, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee hereunder, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

30

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holder of the Securities parties to any such proceedings.

Section 6.03         Application of Moneys Collected by Trustee.

Any moneys collected by the Trustee pursuant to this Article VI, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee hereunder (acting in any capacity);

SECOND: In case the principal of the outstanding Securities shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 hereof upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Securities shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02 hereof, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

31

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04         Proceedings by Securityholders.

No Holder of any Security shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on such Securities, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty five percent (25%) in aggregate principal amount of such Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for ninety (90) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07 hereof; it being understood and intended, and being expressly covenanted by the taker and Holder of every such Security with every other taker and Holder and the Trustee, that no one or more Holders of such Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of such Securities (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every such Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any such Security, the right of any Holder of any such Security to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) and premium, if any, and accrued interest on such Security, on or after the respective due dates expressed in such Security or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.05         Proceedings by Trustee.

In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

32

Section 6.06         Rights and Remedies Cumulative; Delay or Omission Not Waiver.

All powers and remedies given by this Article VI to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of such Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of such Securities to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04 hereof, every power and remedy given by this Article VI or by law to the Trustee or to such Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Securityholders.

Section 6.07         Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

The Holders of not less than a majority in aggregate principal amount of any series of Securities at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some such Securityholders to the detriment of other such Securityholders or otherwise be unduly prejudicial to such Securityholders not joining therein and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability or violate any law or provision hereof. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Holders of a majority in aggregate principal amount of any series of Securities at the time outstanding may, on behalf of the Holders of all of such Securities, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, or interest on such Securities, unless such default has been cured and the Issuer or any Guarantor has deposited with the Trustee all required payments of the principal of, premium, if any, and interest on such Securities (provided, however, that the Holders of a majority in aggregate principal amount of such Securities then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) a default in respect of a covenant or provisions hereof which under Article IX hereof cannot be modified or amended without the consent of the Holders of all such Securities then outstanding or each such Security affected thereby.

33

Upon any such waiver, the Issuer, the Guarantors, the Trustee and the Holders of such Securities shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of such Securities and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08         Notice of Defaults

The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Default, mail (or send by electronic transmission) to all applicable Securityholders, as the names and addresses of such Holders appear upon the Security Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that except in the case of default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), or interest on any of such Securities, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of such Securityholders.

Section 6.09         Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Issuer or the Guarantors, to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than ten percent (10%) in principal amount of a series of Securities at the time outstanding determined in accordance with Section 8.04 hereof, or to any suit instituted by any such Securityholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), or interest on any such Security on or after the due date expressed in such Security.

Section 6.10         Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

34

Article VII.

THE TRUSTEE

Section 7.01         Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own bad faith or willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)          the duties and obligations of the Trustee shall be determined with respect to the Securities of any series solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)         in the absence of gross negligence, bad faith and willful misconduct on the part of the Trustee, the Trustee may with respect to the Securities of any series conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

35

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities of any series at the time outstanding determined as provided in Section 8.04 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)          whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Securities of any series;

(f)          if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g)          the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has been notified in writing of such Event of Default by the Issuer or a Holder of Securities of any series.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Securities of any series. The Issuer will make such calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Securities of any series. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Securities of any series upon request.

Section 7.02         Reliance on Documents, Opinions, etc.

Except as otherwise provided in Section 7.01 hereof:

(a)          the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Security, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

36

(b)          any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Trustees of the Issuer may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c)          the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)          the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)          the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j)          any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

(k)          in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

37

(l)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03         No Responsibility for Recitals, etc.

The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of such Securities. The Trustee shall not be accountable for the use or application by the Issuer of any Securities or the proceeds of such Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04         Trustee, Paying Agents or Registrar May Own Securities.

The Trustee, any Paying Agent or any Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

Section 7.05         Moneys to Be Held in Trust.

Subject to the provisions of Section 11.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Moneys held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any moneys received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06         Compensation and Reimbursement of Trustee.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable out- of-pocket compensation and the reasonable out-of-pocket expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify and hold harmless the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable out-of-pocket expense including taxes (other than taxes based on the income of the Trustee) and the reasonable out-of-pocket compensation and the reasonable out-of-pocket expenses and disbursements of its counsel incurred without gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable out-of-pocket costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable out-of-pocket expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, and/or removal or resignation of the Trustee.

38

Trustee shall have no liability or responsibility for the action or inaction of any Depositary, quotation agent (with respect to the calculation of a Redemption Price pursuant to Section 3.01 hereof, if applicable) or any other such party acting in connection herewith.

When the Trustee (in any capacity) and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07         Officers’ Certificate as Evidence.

Except as otherwise provided in Section 7.01 hereof, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08         Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09         Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

39

Section 7.10         Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Securities. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Securityholder who has been a bona fide holder of such Security or Securities for at least six months may, subject to the provisions of Section 6.09 hereof, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any one of the following shall occur:

(1)         the Trustee shall fail to comply with Section 7.08 hereof after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(2)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 hereof and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

(3)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09 hereof, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or such Securityholders have removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

40

(c)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

(d)          Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Issuer’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.11         Acceptance By Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06 hereof, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 7.06 hereof.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 hereof and be eligible under the provisions of Section 7.09 hereof. The removed or resigning Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Issuer fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 7.12         Succession by Merger.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 hereof and eligible under the provisions of Section 7.09 hereof.

41

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13         Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities of any series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 7.14         United States Patriot Act.

To help the government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trustee may ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Article VIII.

THE SECURITYHOLDERS

Section 8.01         Action by Securityholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, such Securityholders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of such Securities voting in favor thereof at any meeting of such Securityholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of such Securities, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. The record date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

42

Section 8.02         Proof of Execution by Securityholders.

Subject to the provisions of Sections 7.01 and 7.02 hereof, proof of the execution of any instrument by a Securityholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the registry of such Securities or by a certificate of the Security Registrar.

Section 8.03         Absolute Owners.

The Issuer, the Trustee, any Paying Agent and any Security Registrar may deem the Person in whose name such Security shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Security Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, and interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 8.04         Issuer-Owned Securities Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent, waiver or other action under this Indenture or whether a quorum is present at a meeting of the Holders of such Securities, such Securities which are owned by the Issuer or any other obligor on such Securities or any Affiliate of the Issuer or any other obligor on such Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only such Securities which a Responsible Officer knows are so owned shall be so disregarded. Such Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not the Issuer, any other obligor on such Securities or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all such Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01 hereof, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are outstanding for the purpose of any such determination.

43

Section 8.05         Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of Securities of a particular series specified in this Indenture in connection with such action, any Holder of such Security which is shown by the evidence to be included in such Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02 hereof, revoke such action so far as it concerns such Securities. Except as aforesaid, any such action taken by the Holder of any such Securities shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Securities and of any such Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Securities or any such Securities issued in exchange or substitution therefor.

Article IX.

SUPPLEMENTAL INDENTURES

Section 9.01         Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Issuer, the Guarantors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental to this Indenture without the consent of the Holders of the Securities hereto for one or more of the following purposes:

(a)          to evidence a successor to the Issuer as obligor or to the Guarantors as guarantors under this Indenture;

(b)          to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders of Securities of any particular series or to surrender any right or power conferred upon the Issuer or the Guarantors in this Indenture or in such Securities;

(c)          to add Events of Default for the benefit of the Holders of Securities of any particular series;

(d)          to amend or supplement any provisions of this Indenture or any supplemental indenture otherwise authorized by this Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the Holders of any such Securities then outstanding;

(e)          to secure the Securities of any particular series;

44

(f)          to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)          to provide for rights of Holders of Securities of any particular series if any consolidation, merger or sale of all or substantially all of property or assets of the Issuer and the Guarantors occurs;

(h)          to cure any ambiguity, defect or inconsistency in this Indenture or any supplemental indenture otherwise authorized by this Indenture; provided, that this action shall not adversely affect the interests of the Holders of Securities in any material respect;

(i)          to provide for the issuance of Securities or additional Securities of any series;

(j)          to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Securities; provided, that the action shall not adversely affect the interests of the Holders of such Securities in any material respect;

(k)          to conform the text of this Indenture, the Guarantee or the Securities to any provision of the description thereof set forth in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(l)          to comply with the rules of any applicable Depositary;

(m)          to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02 and/or to add to the rights of the Holders of the Securities of any series;

(n)          to add one of more guarantees for the benefit of Holders of the Securities;

(o)          to comply with the requirements of this Indenture under the Trust Indenture Act; or

(p)          to eliminate any conflict between the terms of this Indenture and the Securities and the Trust Indenture Act.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Issuer authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in reliance on an Opinion of Counsel, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may rely on an Opinion of Counsel and Officers’ Certificate that such supplemental indenture is permitted by this Indenture.

45

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of any Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02 hereof.

Section 9.02         Supplemental Indentures With Consent of Securityholders.

With the consent (evidenced as provided in Article VIII hereof) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security affected thereby:

(a)          change the stated maturity of the principal of or any installment of interest on the Securities of any series, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, such Securities, or adversely affect any right of repayment of the Holder of such Securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any such Securities or impair the right to institute suit for the enforcement of any payment on or with respect to such Securities;

(b)          reduce the percentage in principal amount of any outstanding series of Securities necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c)          modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Issuer or the Guarantors in respect of the due and punctual payments of principal and interest;

(d)          change currency in which any Security or any premium or interest on any Security is payable;

(e)          adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any Security (if applicable); or

(f)          modify any of this Section 9.02 or Section 6.07 hereof or any of the provisions relating to the waiver of certain past Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of a series of Securities.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Issuer authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee may rely on an Opinion of Counsel and Officers’ Certificate that such supplemental indenture is permitted by this Indenture.

46

It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03         Effect of Supplemental Indentures.

Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantors and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04         Notation on Securities.

Securities of a series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11 hereof) and delivered in exchange for such Securities then outstanding, upon surrender of such Securities then outstanding.

Section 9.05         Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

Prior to entering into any supplemental indenture pursuant to this Article IX, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX and is otherwise authorized or permitted by this Indenture.

47

Article X.

SUCCESSOR CORPORATION

Section 10.01         Issuer May Consolidate on Certain Terms.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a)          (1) the Issuer shall be the continuing entity, or (2) the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(b)          immediately after giving effect on a pro forma basis to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)          either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Issuer’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.02         The Issuer Successor to Be Substituted.

(a)          Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and the Securities.

48

(b)          In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 10.03         Evidence of Consolidation, Etc. to Trustee.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of any Guarantor with or into any other Person or Persons (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which either such Guarantor will be the continuing entity or such Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of such Guarantor, to any other Person (whether or not affiliated with such Guarantor) ; provided, however, that the following conditions are met:

(a)          (1) such Guarantor shall be the continuing entity, or (2) the successor entity (if not such Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Guarantor, if any, under the Securities or its Guarantee, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Issuer or an Affiliate of the Issuer), whether through a merger, consolidation or sale of capital stock or has sold, leased or conveyed all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be the Issuer’s Subsidiary;

(b)          immediately after giving effect on a pro forma basis to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)          either such Guarantor or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate of such Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed this Section 10.03 in which such Guarantor is not the continuing entity and the successor entity formed by or resulting from such consolidation or merger or which shall have received the transfer of assets is required to execute a supplemental indenture, such successor entity shall succeed, and be substituted for, and may exercise every right and power of such Guarantor and assume all the duties and obligations under this Indenture and the Guarantee, and such Guarantor shall be discharged from its obligations under this Indenture and the Guarantee. In the event of any transaction described in and complying with the conditions listed in this Section 10.03 in which such Guarantor is the continuing entity, no such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.03 unless prior thereto such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such Guarantor’s obligations hereunder shall remain in full force and effect thereafter unless in connection with such consolidation, merger, sale, conveyance, transfer or lease such Guarantor is released from its obligations under its Guarantee and its obligations under this Indenture pursuant to Section 15.03.

49

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Article XI.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01         Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Securities of a series theretofore authenticated theretofore authenticated and delivered (other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 hereof and (ii) such Securities for whose payment moneys have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04 hereof) have been delivered to the Trustee for cancellation; or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the maturity date, or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of such Securities which have become due and payable) or to the maturity date or Redemption Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 hereof shall survive and, if moneys shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 2.05, 2.06, 2.07, 5.01 hereof and this Article XI, shall survive until such Securities have been paid in full.

50

Section 11.02         Deposited Moneys to Be Held in Trust by Trustee.

Subject to Section 11.04 hereof, all moneys deposited with the Trustee pursuant to Section 7.05 hereof shall be held in trust for the sole benefit of the Securityholders of a particular series of Securities, and such moneys shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03         Paying Agent to Repay Moneys Held.

Subject to the provisions of Section 11.04 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Securityholders, all moneys deposited with it pursuant to Section 11.01 hereof and shall apply the deposited moneys in accordance with this Indenture and such Securities to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) and interest on such Securities.

Section 11.04         Return of Unclaimed Moneys.

The Trustee and each Paying Agent shall pay to the Issuer upon request any moneys held by them for the payment of principal or interest that remains unclaimed for two years after a right to such moneys have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed (or sent by electronic transmission) to each Holder entitled to such moneys, notice that such moneys remain unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to moneys must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such moneys.

Section 11.05         Reinstatement.

If the Trustee or the Paying Agent is unable to apply any moneys in accordance with Section 11.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such moneys in accordance with Section 11.02 hereof; provided, that if the Issuer or any Guarantor makes any payment of principal of or interest on any such Securities or Guarantee following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the moneys held by the Trustee or Paying Agent.

51

Article XII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01         Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article XII.

Section 12.02         Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities and Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire debt represented by the outstanding Securities and Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other sections of this Indenture referred to in clauses (1) and (2) of Section 12.04(b) below, and to have satisfied all their other obligations under such Securities, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)          the rights of Holders of outstanding Securities to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Securities when such payments are due from the trust referred to in Section 12.04 hereof;

(b)          the Issuer’s and the Guarantors’ obligations with respect to such Securities under Article II and Section 4.02 hereof;

(c)          the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)          this Article XII.

Subject to compliance with this Article XII, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

52

Section 12.03         Covenant Defeasance. Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.05 and 4.08 and Article X hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities and Guarantees will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities and Guarantee, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Guarantee will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Sections 6.01(c) and 6.01(e) hereof will not constitute Events of Default.

Section 12.04         Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a)          the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on, the outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date;

(b)          in the case of an election under Section 12.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(1)         the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)         since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          in the case of an election under Section 12.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

53

(d)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

(e)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or the Guarantors is a party or by which the Issuer or the Guarantors is bound;

(f)          the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Securities over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)          the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

the Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

54

Section 12.06         Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 12.07         Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Securities and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Security following the reinstatement of its obligations, the Issuer or such Guarantor will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Article XIII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01         No Recourse.

Except as otherwise expressly provided in Article XVI hereof, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) or, premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, trustee, director or Subsidiary, as such, past, present or future, of the Guarantors, the Issuer or any of the Issuer’s Subsidiaries of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

55

Article XIV.

MEETINGS OF HOLDERS OF SECURITIES

Section 14.01         Purposes for Which Meetings May Be Called.

A meeting of Holders of any series of Securities may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of such Securities.

Section 14.02         Call, Notice and Place of Meetings.

(a)          The Trustee may at any time call a meeting of Holders of such Securities for any purpose specified in Section 14.01 hereof, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of such Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03 hereof, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b)          In case at any time the Issuer, any Guarantor or the Holders of at least 10% in principal amount of the outstanding Securities of a particular series shall have requested the Trustee to call a meeting of the Holders of such Securities for any purpose specified in Section 14.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, any Guarantor or the Holders of such Securities in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 14.02.

Section 14.03         Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of a particular series, a Person shall be (a) a Holder of one or more outstanding Securities of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of such Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Issuer and its counsel and any representatives of any Guarantor and their counsel.

56

Section 14.04         Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Securities of a particular series shall constitute a quorum for a meeting of Holders of such Securities; provided, however, that if any action is to be taken at the meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the outstanding Securities of a particular series, the Persons holding or representing the specified percentage in principal amount of the outstanding Securities of such series will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of such Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02 hereof, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Securities of a particular series; provided, however, that, except as limited by the proviso to Section 9.02 hereof, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities of a particular series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities of a particular series.

Any resolution passed or decision taken at any meeting of Holders of Securities of a particular series duly held in accordance with this Section 14.04 shall be binding on all the Holders of Securities, whether or not such Holders were present or represented at the meeting.

Section 14.05         Determination of Voting Rights; Conduct and Adjournment of Meetings.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a particular series in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of such Securities shall be proved in the manner specified in Section 8.03 hereof and the appointment of any proxy shall be proved in the manner specified in Section 8.01 hereof.

57

(a)          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or a Guarantor or by Holders of such Securities as provided in Section 14.02(b) hereof, in which case the Issuer, any such Guarantor or the Holders of such Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities of such series represented at the meeting.

(b)          At any meeting, each Holder of a such Securities or proxy shall be entitled to one vote for each $1,000 principal amount of such Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of such Securities or proxy.

(c)          Any meeting of Holders of such Securities duly called pursuant to Section 14.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06         Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of a particular series shall be by written ballots on which shall be subscribed the signatures of the Holders of such Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of such Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 hereof and, if applicable, Section 14.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

58

Article XV.

GUARANTEE

Section 15.01         Guarantee.

By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Issuer and that each Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. The obligations of any Guarantor in connection herewith shall not be affected in any way if such Guarantor fails to execute the Guarantee attached to each Security.

Accordingly, subject to the provisions of this Article XV, and except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Security authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, on the Securities shall be duly and punctually paid in full when due, whether at the maturity date, upon acceleration, upon redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the such Securities (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Subject to the provisions of this Article XIV, and except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, each of the Guarantors hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of such Securities with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each of the Guarantors hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of a Guarantor, the Issuer, any Benefited Party, any creditor of a Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Securities and all other costs provided for under this Indenture or as provided in Article VII hereof.

59

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantors agree that, as between them, on the one hand, and the Holders of such Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

Section 15.02         Execution and Delivery of Guarantee.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, to evidence its Guarantee set forth in Section 15.01 hereof, each of the Guarantors agrees that a notation of the Guarantee substantially in the form included in an exhibit to an indenture supplemental hereto shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each of the Guarantors agrees that its Guarantee set forth in this Article XV shall remain in full force and effect and apply to all the applicable series of Securities notwithstanding any failure to endorse on each such Security a notation of such Guarantee.

If an officer whose signature is on such Security or a notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

60

The delivery of any such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03         Release of a Guarantor.

A Guarantor shall be automatically and unconditionally released from its obligations under its Guarantee and its obligations under this Indenture upon termination for any reason of all of the obligations of such Guarantor under the Principal Credit Agreement and the delivery of the Issuer to the Trustee of an Officers’ Certificate, upon which the Trustee may rely conclusively, with respect to the foregoing matters, such Guarantor shall be deemed released from all its obligations under this Indenture and its Guarantee and such Guarantee shall terminate. In addition, a Guarantor’s Guarantee will also terminate and such Guarantor will be deemed released from all of its obligations under this Indenture with respect to Securities of a particular series in connection if, such Subsidiary ceases to be a Subsidiary of the Issuer as a result of the disposition of all or a portion of its capital stock or assets by the Issuer. The Trustee shall receive an Officers’ Certificate advising of such automatic release.

Section 15.04         Future Guarantors.

The Issuer will cause each Subsidiary of the Issuer that is not a Guarantor that is a Principal Credit Agreement Obligor on the issue date of Securities of a particular series, and any domestic Subsidiary of the Issuer that becomes a Principal Credit Agreement Obligor thereafter, to, within 60 days of becoming a Principal Credit Agreement Obligor, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of such Securities on a senior unsecured basis and all other obligations under this Indenture.

Section 15.05         Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the Guarantee Obligations of each Guarantor under this Article XIV shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the such Guarantor, result in the Guarantee Obligations of such Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

61

Article XVI.

MISCELLANEOUS PROVISIONS

Section 16.01         Provisions Binding on the Issuer’s and Guarantors’ Successors..

All the covenants, stipulations, promises and agreements by the Issuer or Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02         Official Acts by Successor Entity.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or such Guarantor.

Section 16.03         Addresses for Notices, etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on the Issuer or Guarantors shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To the Issuer:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10019-4015
Facsimile No.: (212) 594-6600
Attention: Chief Financial Officer

With a copy to:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10019-4015
Facsimile No.: (212) 594-6600
Attention: General Counsel

62

And a copy to:

Paul Hastings LLP
1170 Peachtree Street, N.E. Suite 100
Atlanta, GA 30309-9998
Facsimile No.: (404) 685-5287
Attention: Elizabeth Noe

To the Guarantors:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10019-4015
Facsimile No.: (212) 594-6600
Attention: Chief Financial Officer

With a copy to:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10019-4015
Facsimile No.: (212) 594-6600
Attention: General Counsel

And a copy to:

Paul Hastings LLP
1170 Peachtree Street, N.E. Suite 100
Atlanta, GA 30309-9998
Facsimile No.: (404) 685-5287
Attention: Elizabeth Noe

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
Phone (212) 951-8501
Fax (212) 514-6841
Attention: William G. Keenan

Vice President
Lexington Realty Trust

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

63

Any notice or communication mailed to a Securityholder shall be mailed by first class mail, postage prepaid, at such Securityholder’s address as it appears on the Security Register and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholder. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04         Governing Law.

This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05         Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by the Issuer or Guarantors to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or Guarantors shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06         Legal Holidays.

In any case in which the stated maturity of interest on or principal of the Securities or the Redemption Date of any Security will not be a Business Day, then payment of such interest on or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

64

Section 16.07         Trust Indenture Act.

This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08         No Security Interest Created.

Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer, the Guarantors or their subsidiaries is located.

Section 16.09         Benefits of Indenture.

Nothing in this Indenture or in the Securities or Guarantees (as applicable), express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar and their successors hereunder and the Holders of Securities any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10         Table of Contents, Headings, etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11         Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Securities in connection with the original issuance thereof and transfers and exchanges of Securities hereunder, including under Sections 2.05, 2.06, 2.07, 2.08 and 3.03 hereof, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Securities. For all purposes of this Indenture, the authentication and delivery of Securities by the authenticating agent shall be deemed to be authentication and delivery of such Securities “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Securities for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09 hereof.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

65

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.11, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Securities as the names and addresses of such Holders appear on the Security Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 hereof and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12         Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 16.13         Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14         Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

66

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

67

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ISSUER:

LEXINGTON REALTY TRUST, a Maryland real estate investment trust, as Issuer of the Securities

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

SUBSIDIARY GUARANTOR:

LEPERCQ CORPORATE INCOME FUND L.P.,
a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

	By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Vice President

[Signature Page to Senior Notes Base Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William G. Keenan
Name: William G. Keenan
Title: Vice President

[Signature Page to Senior Notes Base Indenture]